Know all by these presents, that the undersigned hereby

constitutes and appoints each of Robert L. Seelig,

Executive Vice President & General Counsel,

Jennifer L. Moyer, Managing Director & Corporate

Secretary, Jason R. Lichtenstein, Managing Director

& Associate General Counsel, and Wesley Bell,

Vice President & Assistant General Counsel,signing

singly, the undersigned's true and lawful

attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the

undersigned's capacity as an officer and/or director of White

Mountains Insurance Group, Ltd. (the "Company"), Forms 3, 4,

and 5 in accordance with Section 16(a) of the Securities

Exchange Act of 1934 and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete

and execute any such Form 3, 4, or 5, complete and execute

any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and

any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact,

may be of benefit to, in the best interest of, or legally

required by, the undersigned, it being understood that the

documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in

such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as

fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such

attorney-in-fact, or such attorney-in-fact's substitute or

substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys-in-fact,

in serving in such capacity at the request of the undersigned,

are not rendering legal advice of any form, other than satisfying regulatory filing requirements, with respect to any transactions to be reported on Forms 3, 4 and 5 are not assuming, nor is the

Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

The undersigned hereby grants this Power of Attorney with the understanding that information provided to each such

attorney-in-fact is strictly confidential and will not be

disclosed to senior management, directors or other third parties whether affiliated or otherwise and will be used solely to

complete and execute any such Form 3, 4 or 5, complete and

execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3,

4, and 5 with respect to the undersigned's holdings of and

transactions in securities issued by the Company, unless

earlier revoked by the undersigned in a signed writing

delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this

Power of Attorney to be executed as of the date indicated

below.

Date: May 2, 2019     /s/  Frank Bazos